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                                                                    EXHIBIT 16.1
March 8, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Motient Corporation ("Motient") (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of Motient's Form 8-K/A report dated April 17, 2003. We agree with the statements concerning our Firm in such Form 8-K/A. We have no basis to agree or disagree with the statements concerning corrective actions taken by Motient appearing in the sixth and seventh paragraphs of Item 4.

Very truly yours,



/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Washington, D.C.




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